Exhibit 1A-6.1

MASTER LOAN PURCHASE AND SALE AGREEMENT

This MASTER LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of ______________, 2023 (“Effective Date”), by and between ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY, PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY, ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP, ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP, ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY, ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILITY COMPANY (“Seller”) and _________________________________________________________(“Buyer”).

RECITALS

WHEREAS, from time to time, Buyer desires to purchase and assume from Seller, and Seller desires to sell and assign to Buyer, all or part of Seller’s right, title and interest in and to one (1) or more of the Loans (as evidenced by the Notes and other Loan Documents applicable to the Loans in question) (the “Loan” or “Loans”), and all or part of Seller’s rights, duties, and obligations that may exist with respect thereto, pursuant to the terms and conditions of this Agreement and the applicable Loan Purchase Certificate(s).

WHEREAS, Seller is the holder of the Loans, with each such Loan being evidenced, secured and/or guaranteed by the Loan Documents applicable thereto, as such Loan Documents are more particularly described herein.

AGREEMENT

NOW THEREFORE, in consideration of the purchase price of the Loan and for other good and valuable consideration, Seller and Buyer agree as follows:

1.       The Loan(s) as described in the Loan Purchase Certificate(s) are governed and secured by, among other documents: (a) Security Instrument recorded or to be recorded in the real property records of the collateral property’s jurisdiction (b) Note secured by the Security Instrument (c) Specific Guaranty Agreement (d) a Loan Title Policy issued or to be issued (e) all other documents and agreements provided by and/or executed by Borrower in connection with the application and closing of the Loan, hereinafter collectively referred to as the “Loan” and the “Loan Documents”.

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2.       Seller has agreed to sell and assign to Buyer the Loan, Loan Servicing Agreement and the Loan Documents and all claims, actions, causes of action, rights or defenses arising out of or in connection therewith, collectively the “Claims”, and Buyer has agreed to purchase the Loan and the Claims from Seller, on the terms and conditions set forth in this Agreement and on the Loan Purchase Certificate. The Loan Servicing rights shall be retained by Seller through the life of the Loan unless specifically transferred to Buyer in writing and indicated on the Loan Purchase Certificate for each loan.

3.       Seller warrants, represents and agrees to sell to Buyer, the Loan, and shall TRANSFER, ASSIGN, GRANT and convey, to Buyer, subject to the terms of this Agreement and each Loan Purchase Certificate, the Loan and the Loan Documents and Claims, free and clear of liens, claims and encumbrances.

4.       The purchase price of the Loan is as shown on the Loan Purchase Certificate plus assignment fees, the “Purchase Price” and is to be paid upon execution of this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and confessed, and for the mutual and dependent covenants herein contained.

5.       On the effective date as written on the Loan Purchase Certificate, Seller shall deliver to Buyer, via electronic delivery, the following documents:

a.	An itemized accounting of the payments and charges related to the Loan including the amount due as of the effective date.
b.	Assignment of Lien executed by Seller, to be recorded in the real property records of the collateral property’s jurisdiction after consummation of the Loan purchase.
c.	Allonge Endorsement to the Note executed by Seller
d.	Note
e.	Security Instrument
f.	Loan Title Policy upon receipt of same by Seller
g.	Loan Documents

The originals of all documents shall be held in the custody of and under the control of the Loan Servicer at all times until written request is made by Lender for delivery of all original documents, as aforementioned in Section 5. Upon written request, said original documents shall be promptly delivered to Lender.

6.       Seller represents and warrants that as of the effective date, the outstanding principal balance due under the Loan is accurately represented on the Loan Purchase Certificate. The outstanding and unpaid interest balance due under the Loan has a daily interim rate that is calculated by taking the outstanding Principal balance multiplied by the note interest rate and dividing by 365 and the total due is calculated using the effective funding date of the purchase of the loan. Seller represents the total interest due as of the effective funding date is accurately represented on the Loan Purchase Certificate.

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7.       Seller represents and warrants that the Loan is not in default as of the effective date and Seller represents to promptly inform Buyer if the loan defaults prior to the execution of the Loan Purchase Certificate.

8.       Seller represents and warrants that (i) the amount of the unpaid principal and interest due under the Loan, together with outstanding attorneys’ fees, late charges and other amounts owed is as stated herein, (ii) Seller, is the legal and equitable owner and holder of the Loan, the other Loan Documents and the Claims and has the power and authority to sell and assign the Loan, the other Loan Documents and the Claims pursuant to the terms of this Agreement which are free and clear of any liens, claims or encumbrances, (iii) Seller has not released any person from any material obligation under the Loan, the other Loan Documents and the Claims which would or could reasonably be expected to prevent Buyer from obtaining the practical benefits of the Loan, the other Loan Documents and the Claims, (iv) Seller has not released any liens, security interests or other encumbrances on the Property, (v) Seller has not previously assigned the Loan, the other Loan Documents or the Claims, (vi) the person signing this Agreement on behalf of Seller is duly authorized to do so, (vii) to the best of Seller’s knowledge and belief, all payments of principal and interest received by Seller for application to the Loan have been properly applied in accordance with the Loan Documents, (viii) to the best of Seller’s knowledge and belief, the Loan is not subject to any offsets or credits that are not already reflected in Seller’s records. (ix) the Seller has had adequate opportunity to consult with its counsel regarding this Agreement and the advisability of entering in to this Agreement, (x) the Loan is secured by a lien on the Property and the priority of the lien is accurately represented on the Loan Purchase Certificate; AND (xi) SELLER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS, FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, CLAIM, JUDGMENT, DAMAGE AND EXPENSE WHATSOEVER (INCLUDING REASONABLE ATTORNEYS’ FEES AND AMOUNTS PAID IN SETTLEMENT) RELATED TO THE ACTIONS OR INACTION OF SELLER RELATED TO THE LOAN OR ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREUNDER.

9.       Repurchase Agreement. If a repurchase purchase amount provision is specified in the Loan Purchase Certificate and accompanying schedules, Seller warrants that if Borrower is in default under the Loan for SIXTY (60) days or more, within FIVE (5) years from the date of the Loan Purchase Certificate, and upon written request by Buyer, Seller shall purchase the Loan in an amount defined therein.

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10.	Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

(i) it has the power and authority to purchase the Loan, the other Loan Documents and the Claims pursuant to the terms of this Agreement, (ii) Buyer has conducted its own due diligence with respect to the acquisition of the Loan, the other Loan Documents and the Claims, including without limitation, (a) the terms, provisions, validity and enforceability of the Loan Documents, (b) the perfection and/or priority of any lien against, security interests in and assignment of any and all of the Property therefore, and (c) the value, condition, quality, sufficiency of the description and amount of any such Property purportedly covered and affected by the Loan Documents, (iii) except as expressly set forth in this Agreement, Buyer has not relied on any statements of Seller (other than representations, warranties and covenants set forth herein), and is relying solely upon the results of Buyer’s own due diligence, (iv) the person signing this Agreement on behalf of Buyer is duly authorized to do so, (v) Buyer is acquiring the Loan, the other Loan Documents and the Claims for its own account and not with a view to any public sale or distribution thereof and Buyer does not intend to sell, offer for sale or syndicate securities or fractional interests in Buyer in connection with the purchase of the Loan, the other Loan Documents and the Claims, provided however, nothing herein shall be construed or applied to prohibit or otherwise limit Buyer’s right to dispose of all or any portion of Buyer’s interest in the Loan, the other Loan Documents and the Claims in any manner Buyer so desires in compliance with all applicable laws, (vi) Buyer has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks relating to its purchase of the Loan, the other Loan Documents and the Claims and making an informed purchase and investment decision in connection therewith, (vii) Buyer has made such independent examination, review and investigation of the facts and circumstances necessary to evaluate the Loan, the other Loan Documents and the Claims as it has deemed necessary or appropriate to form a basis for its evaluation of a purchase of the Loan, the other Loan Documents and the Claims, and, other than representations, warranties and covenants made by Seller, Buyer is assuming all risk with respect to the completeness, accuracy or sufficiency of the Loan Documents, (viii) Buyer has retained counsel of its own choosing in performing its due diligence in connection with this Agreement and has had adequate opportunity to consult with its counsel regarding this Agreement and the advisability of entering in to this Agreement, (ix) Buyer further acknowledges that in acquiring the Loan, the other Loan Documents and the Claims, Buyer is assuming the risk of full or partial loss that is inherent with the credit, collateral and collectability risks associated with the quality and character of the Loan, the other Loan Documents and the Claims, (x) Buyer has agreed to the Purchase Price on the basis of its own independent investigation and credit evaluation of the Loan, the other Loan Documents and the Claims and Buyer acknowledges that the amount ultimately received by Buyer in respect of the Loan, the other Loan Documents and the Claims may be less than the Purchase Price, and Buyer shall have no recourse to Seller for any such deficiency, except to the extent such deficiency results from a breach of a representation, warranty or covenant of Seller, (xi) Buyer has not engaged any broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement, AND (xii) BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS, FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, CLAIM, JUDGMENT, DAMAGE AND EXPENSE WHATSOEVER (INCLUDING REASONABLE ATTORNEYS’ FEES AND AMOUNTS PAID IN SETTLEMENT) RELATED TO THE ACTIONS OR INACTION OF BUYER RELATED TO THE LOAN AFTER THE EFFECTIVE DATE; provided, however, that such loss, liability, claim, judgment, damage or expense is not solely attributable to any negligent act or omission by Seller.

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11.       Parties Intent. It being the express intent of Seller and Buyer that all liens, security interests, assignments, amounts held in escrow or otherwise for the benefit of the Borrower remaining with the Loan Servicer, and other encumbrances related to the Loan are to be transferred and assigned to Buyer under the terms and conditions of this Agreement (except those liens, security interests, assignments and other encumbrances expressly excluded by the terms hereof), SELLER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, AND ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS, FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, CLAIM, JUDGMENT, DAMAGE AND EXPENSE WHATSOEVER (INCLUDING REASONABLE ATTORNEYS’ FEES AND AMOUNTS PAID IN SETTLEMENT) DIRECTLY ARISING OUT OF, BASED UPON, RESULTING FROM OR OTHERWISE RELATING TO ANY LIENS, SECURITY INTERESTS, ASSIGNMENTS AND OTHER ENCUMBRANCES THAT ARE INTENDED TO BE ASSIGNED HEREBY, BUT THAT ARE RETAINED BY SELLER.

12.       Fees and Expenses. Seller and Buyer shall each pay their own fees and expenses (including attorneys’ fees) in connection with this Agreement. Additionally, Buyer shall pay all premiums and other expenses associated with the issuance of any title policies, title policy endorsements, any other title company related charges and any recording fees if invoiced by Seller or Loan Servicer.

13.       Further Assurances. Seller and Buyer further covenant and agree to take any and all reasonable actions and to execute, acknowledge, deliver and record any and all reasonable agreements, amendments, assignments, instruments and other documents as may be necessary or appropriate to evidence the foregoing sale, assignment, transfer and conveyance.

14.       Confidentiality. Buyer hereby agrees that the business methods, documents, financial information, pricing information, identities and contact information of clients and borrowers of Seller are the confidential and proprietary property (the “Confidential Information”) of Seller. Buyer covenants and agrees to treat as confidential and will not, without the prior written approval of Seller, disclose any Confidential Information except as required to service or enforce the Loan and the liens securing the Loan or as such disclosure is necessary to its attorneys, accountants, and other financial advisors.

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15.       Notices. All notices, demands, or other communications of any type (collectively, the “Notices”) given by Seller to Buyer or by Buyer to Seller, whether required by this Agreement or in any way related to the transactions contemplated herein, shall be in writing and delivered either by commercial delivery service to the office of the person to whom the Notice is directed (provided that such delivery is confirmed by the courier delivery service), or by United States Mail, postage prepaid, as a registered or certified item, return receipt requested. Notices delivered by commercial delivery service shall be deemed to have been given upon receipt at the office of the person to whom the Notice is directed and Notices delivered by mail shall be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed and addressed, as provided below:

TO SELLER:

ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY;

PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY;

ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP;

ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP;

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY;

ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILITY COMPANY

c/o LOAN SOURCE LLC

PO BOX 1611

EL CAMPO, TEXAS 77437

TO BUYER:

TO LOAN SERVICER:

LOAN SOURCE LLC, A TEXAS LIMITED LIABILITY COMPANY

PO BOX 1611

EL CAMPO, TEXAS 77437

Any party hereto may change the address for Notices specified above by giving the other party ten days’ advance written Notice of such change of address.

Master Loan Purchase and Sale Agreement	Page 6

16.       Governing Law and Venue. This Agreement and the obligations of Seller and Buyer shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas and venue for any dispute related to this Agreement shall lie solely in the Texas State Courts in WHARTON County, Texas.

17.       Binding Effect. This Agreement shall be binding upon Seller and Buyer and their respective successors and assigns. Buyer may not assign its rights hereunder in whole or in part at any time at or prior to the effective date to any other Person except to an Affiliate of Buyer without the prior written consent of Seller. “Affiliate” means any Person controlling, controlled by or under common control with any other Person. For the purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by law, regulation, contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

18.       Attorney’s Fees, Expenses and Court Costs. In the event of any action at law or in equity in relation to this Agreement, the losing party shall pay the prevailing party’s reasonable attorneys’ fees, expenses, and court costs.

19.       Terminology. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

20.       Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

21.       Rule of Construction. The parties hereby agree that normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

22.       Counterparts. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and have the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.

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23.       WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE RELATIONSHIP OF SELLER AND BUYER HEREUNDER. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR THE EARLIER TERMINATION OF THIS AGREEMENT.

24.       Survival. All certifications, representations, warranties, and indemnifications herein shall survive closing.

25.       Entire Agreement. This Agreement (including the exhibits hereto) contains the entire agreement between Seller and Buyer regarding the sale and purchase of the Loan, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variation, modification, or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or duly authorized agent, officer or representative thereof. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE AND ACKNOWLEDGEMENT PAGES FOLLOW]

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AGREED:

SELLER:

ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: SWM CORPORATE MANAGEMENT LLC, ITS MANAGER

DONALD J. SUTTON, MANAGER

PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: SWM CORPORATE MANAGEMENT LLC, ITS MANAGER

DONALD J. SUTTON, MANAGER

ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP

BY: ILS GP LLC, GENERAL PARTNER

BY: SWM CORPORATE MANAGEMENT LLC, MANAGER OF ILS GP LLC

DONALD J. SUTTON, MANAGER

ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP

BY: ILS GP LLC, GENERAL PARTNER

BY: SWM CORPORATE MANAGEMENT LLC, MANAGER OF ILS GP LLC

DONALD J. SUTTON, MANAGER

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, ITS MANAGER

DONALD J. SUTTON, PRESIDENT

Master Loan Purchase and Sale Agreement	Page 9

ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, ITS MANAGER

DONALD J. SUTTON, PRESIDENT

BUYER:

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as MANAGER OF SWM CORPORATE MANAGEMENT, the MANAGER of ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY.

Notary Public, State of TEXAS
My commission expires:

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as MANAGER OF SWM CORPORATE MANAGEMENT, the MANAGER of PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY.

Notary Public, State of TEXAS
My commission expires:

Master Loan Purchase and Sale Agreement	Page 10

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as MANAGER of SWM CORPORATE MANAGEMENT LLC, MANAGER of ILS GP LLC, GENERAL PARTNER of ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP.

Notary Public, State of TEXAS
My commission expires:

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as MANAGER of SWM CORPORATE MANAGEMENT LLC, MANAGER of ILS GP LLC, GENERAL PARTNER of ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP.

Notary Public, State of TEXAS
My commission expires:

STATE OF TEXAS	§
COUNTY OF WHARTON	§

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as PRESIDENT of ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, MANAGER of ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILTY COMPANY.

Notary Public, State of TEXAS
My commission expires:

Master Loan Purchase and Sale Agreement	Page 11

STATE OF TEXAS	§
COUNTY OF WHARTON	§

This instrument was acknowledged before me on __________________, 2023, by DONALD J. SUTTON as PRESIDENT of ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, MANAGER of ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILTY COMPANY.

Notary Public, State of TEXAS
My commission expires:

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on _________________, 2023, by ______________________________________.

Notary Public, State of
My commission expires:

Master Loan Purchase and Sale Agreement	Page 12

EXHIBIT “MLSA”

MASTER LOAN SERVICING AGREEMENT

This Master Loan Servicing Agreement is made and entered into on ______________, 2023 by and between ____________________________________________________________, the “Lender” and LOAN SOURCE LLC, A TEXAS LIMITED LIABILITY COMPANY, the “Loan Servicer”.

WHEREAS, from time to time Lender may purchase one or more Loans in which Loan Servicer is the Loan Servicing Agent for the life of the loan, and acquiring rights, title and interest in and to the Loans, pursuant to terms contained in a Master Loan Purchase and Sale Agreement and Loan Purchase Certificate(s) and addenda.

WHEREAS, Loan Servicer is performing certain services on behalf of Lender in servicing the Loan and is the custodian of the original documents pertaining to the Loan.

“Loan” and “Loan Documents” shall be construed to mean, the Note, Security Instrument, Guaranty Agreement, loan documents executed by Borrower, documents provided by Borrower and all other documents provided, obtained, and/or executed by Borrower in connection with the loan.

AGREEMENT

1.	Payment of Principal and Interest and Other Fees. During the life of the loan, Loan Servicer shall use any and all reasonable efforts to collect all sums due from Borrower, under the terms of the Loan on or before each due date of each and every month and at maturity. The interest payable to Lender shall be the Note’s face value interest rate less a servicing spread retained by Loan Servicer as its fee, if applicable and indicated on the Loan Purchase Certificate, the “Loan Servicer Fee”. In the event of default, Loan Servicer shall retain the difference between the default rate of the Note and the face value rate of the Note as an additional servicing spread fee for the default servicing of the Loan.
2.	Under the terms of this Agreement, Loan Servicer shall pay to Lender the interest rate and monthly payment amount, and on the date indicated and stated on the Loan Purchase Certificate.
3.	Upon receipt of any payment from Borrower to Loan Servicer, the Loan Servicer shall first apply the payment to Loan Servicing Fees, additional interest or other amounts due to Loan Servicer, and then shall remit the balance to Lender. Lender shall keep additional Fees as defined in the Loan Documents and other fees as defined on “Exhibit MLSA” attached hereto.

Master Loan Servicing Agreement	Page 1

4.	Payment of Escrow Amounts. In addition to the payment of interest, Loan Servicer shall make any and all reasonable efforts to collect from Borrower on or before each monthly due date, all amounts owed with respect to taxes and insurance, as required by the Loan Documents, as such amounts vary from time to time. Loan Servicer shall collect such amounts and pay the applicable providers and/or taxing authorities on or before their respective due dates and promptly provide Lender with evidence of said payments.
5.	Notices. Loan Servicer may send notices on Lender’s behalf. A notice by Loan Servicer shall be considered a notice from the Lender. Loan Servicer will promptly provide Lender with copies of all notices sent by Loan Servicer, on behalf of Lender.
6.	Repurchase. If the parties have agreed to repurchase terms, the Lender may reassign the Loan and its related documents to the Seller by providing written notice to Loan Servicer pursuant to terms in the Master Loan Purchase Agreement and Loan Purchase Certificate. In such event, the parties will execute all document necessary to transfer and assign the loan to the Seller. If such agreement exists documented by a repurchase amount provision in the Loan Purchase Certificate and accompanying schedules, such provision contained therein governs the repurchase amount, if any.
7.	Power of Attorney. Lender shall execute the Power of Attorney providing Loan Servicer the authority to do all things and take all actions on behalf of Lender, including but not limited to, executing Satisfaction and Releases of Lien upon payoff of the Loan.
8.	Governing Law. This agreement shall be governed by the laws of the State of Texas, without regard to its conflict of laws principles.

LENDER:

DATE:

LOAN SERVICER:

LOAN SOURCE LLC, A TEXAS LIMITED LIABILITY COMPANY

DATE:

DONALD J. SUTTON, MANAGER

Master Loan Servicing Agreement	Page 2

MLSA EXHIBIT “A”

OTHER FEES SCHEDULE PAYABLE BY BORROWER TO LOAN SERVICER

Late Payment Fee:	As defined in the Note
Wire Transfer fee	$35.00 each
Loan Servicing Fee	As defined in the Note
Release of Lien Fee	$200.00 by request
Extension Fee	As defined in the Note Addendum
Prepayment Fee	As defined in the Note Addendum
Payoff Statement Request Fee	$25.00 each occurrence

Credit card service fee (for service fees only excluding monthly payment that may include interest and/or principal of the note)	3.5% of the amount charged

DRAW FEES

Draw Request	$100.00 each
Inspection Fee	$250.00 each

OTHER

Initial referral to national counsel	Minimum $1,500.00 each occurrence
Uncontested Judicial Foreclosure Fee	Minimum $5,000.00 each occurrence
Contested Judicial Foreclosure Fee	Minimum $7,500.00 each occurrence
Non-Judicial Foreclosure Fee	Minimum $3,500.00 each occurrence
Non-Judicial Foreclosure Posting Fee	Minimum $750.00 each occurrence
Foreclosure Loan Service Fee	$400.00 each occurrence
Foreclosure Sale and Auction Fee	$2,500.00
Litigation Fee	Minimum $5,000.00 each occurrence
Title Review Fee	$195.00 each occurrence
Reinstatement Fee	$150.00 each occurrence
Bankruptcy Fee	Minimum $7,500.00 each occurrence
Initiate Force Placed Insurance Administration Fee	$75.00 each occurrence
Force Placed Insurance Coverage	Market rate per day each occurrence
Deed in Lieu of Foreclosure Fee	$500.00

All other fees defined in the transaction documents.

All fees are subject to change without notice and actual costs and fees may vary depending on circumstances related to the loan.

Master Loan Servicing Agreement	Page 3

POWER OF ATTORNEY

WHEREAS (“Client”) has agreed to place loans with LOAN SOURCE LLC (“Servicer”) for purposes of loan servicing in accordance with terms and conditions of certain Agreements Regarding Absolute Assignment of Notes, Liens and Other Documents and Claims entered into between Client and Servicer (the “Servicing Agreement”); and

WHEREAS Client is desirous of appointing Servicer to act on its behalf under this Power of Attorney for purposes of, but not limited to, managing, servicing, and/or foreclosing the Loans that are the subject of the Servicing Agreement.

NOW THEREFORE in consideration of the foregoing, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Client does hereby declare as follows:

1.       With respect to each Loan, Client hereby agreed that SERVICER shall have full power and authority, and Client hereby appoints SERVICER as its true and lawful attorney-in-fact to (a) hold the original note(s), if necessary, and (b) to do all things and take all actions on behalf of Client which are necessary or convenient to effectuate the Servicing Agreement and its intent and to protect Client’s interest under any note, deed of trust, mortgage, guaranty, security agreement or other document pertaining to any Loan.

2.       This Power of Attorney shall further evidence the appointment of SERVICER as Client’s true and lawful attorney-in-fact to undertake the duties of SERVICER hereunder.

3.       Client agrees that no one shall be required to look beyond this Power of Attorney for evidence of SERVICER’S authority hereunder.

4.       Without limiting the generality of anything contained herein, Client hereby authorizes and empowers SERVICER, on Client’s behalf, to:

(a)       execute and deliver demands for payoff and beneficiary’s/Client’s statements of account and the like;

(b)       execute and deliver any instruments of satisfaction or cancellation, or of partial or full release, discharge, or reconveyance, or authorizations in connection therewith, with respect to any Loans paid in full and with respect to the related real or personal property securing such Loans;

(c)       execute and deliver any and all other documents with respect to any loans that are customary and consistent with loan servicing practices pertaining to such loans, including, but not limited to, endorsement of any notes, checks, drafts, money orders or other negotiable instruments given in payment of any said Loans;

(d)       consent to modifications of the Loans if the effect of any such modification will not materially or adversely affect the security provided by the real or personal property in connection therewith;

(e)       demand, reduce to possession, sue upon, collect, receive for, convey, transfer, or endorse or assign without recourse, any and all Loans and/or mortgages or deeds of trust subject to the Servicing Agreement, and institute foreclosure or possession proceedings (judicial or non-judicial), obtain a deed-in-lieu thereof, engage in settlement discussions, and enter into forbearance and other settlement- related agreements (which agreements may contain provisions that release or waive claims against a Borrower or Guarantor);

(e)       take title in the name of Client (in proportion to its interest in the Loan) to any real property upon foreclosure or delivery of a deed-in-lieu thereof; and

(f)       communicate with any of Client’s predecessors in interest and to receive from such predecessors in interest any and all documents, instruments or other writings necessary to exercise the powers granted hereby.

Power of Attorney	Page 1

5.       Notwithstanding and foregoing or any other provision contained herein, SERVICER may not permit any modification to any loan that would materially change the interest rate, forgive the payment of any principal or interest (expressly excluding late charges or the difference between default and non-default interest), change the outstanding principal amount, or extend the maturity date, without Client’s prior written consent.

Effective Date and Termination Date: The powers and authority of the SERVICER as attorney-in-fact herein granted shall commence and be in full force and effect from the date this Power of Attorney is executed, and such rights, powers and authority shall remain in full force and effect thereafter until revoked in writing.

IN WITNESS WHEREOF, Client, through its authorized representative, has caused this Instrument to be executed and its corporate seal to be hereunto affixed and attested by its proper officers thereunto duly authorized on this ________________day of ____________________________, 20______.

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on ________________, 2023, by________________________________________.

Notary Public, State of
My commission expires:

Power of Attorney	Page 2

ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS (“Assignment”) is made as of ________________, 2023, by and between ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY, PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY, ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP, ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP, ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY, ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILITY COMPANY (“Seller”),

and _________________________________________________________________(“Buyer”).

Seller and Buyer have entered into that certain Master Loan Purchase and Sale Agreement dated _____________, 2023 (the "Agreement"), for the purchase and sale of those certain promissory notes and the assignment of those certain loan documents to Buyer, all as more particularly described in the Agreement. Capitalized terms not otherwise defined herein have the meanings given to them in the Agreement.

This Assignment is being incorporated into said Master Loan Purchase and Sale Agreement for the purpose of assigning to Buyer all of Seller’s rights, title and interest in and to those certain loans purchased by Buyer from Seller (the “Loan Documents”).

Assignment and Assumption of Loan Documents	Page 1

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Assignment of Loan Documents. Seller hereby grants, assigns, transfers, conveys and delivers to Buyer the Loan Documents and all of Seller’s right, title, interest, benefits and privileges thereunder, and Buyer hereby accepts such Assignment. Notwithstanding anything to the contrary in this Assignment, Seller shall continue to be entitled (on a non-exclusive basis) to the rights of indemnity, defense and to be held harmless provided to the lender under the Loan Documents; provided, however, that (i) nothing herein shall be construed to limit the right, title and interest of Buyer once Buyer becomes the lender under the Loan Documents, to all such rights of indemnity, defense and to be held harmless, (ii) if and to the extent Seller’s rights of indemnity, defense and to be held harmless provided to the lender under the Loan Documents conflict or compete in any way with Buyer’s rights of indemnity, defense and to be held harmless provided to the lender under the Loan Documents, Buyer’s rights shall have priority, and (iii) if and to the extent any amounts are recoverable from or payable by a borrower and/or any guarantor under the Loan Documents in satisfaction of such indemnity and/or defense obligations, then as between Buyer (and Buyer’s Related Persons) and Seller (and Seller’s Related Persons), Buyer (and Buyer’s Related Persons) shall have first priority as to same.

2.       Assumption of Obligations. By acceptance of this Assignment, Buyer hereby assumes and agrees to hereafter perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon or assumed by Seller under the Loan Documents from and after the Closing (as defined in the Agreement).

3.       Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

4.       Attorneys’ Fees. In the event of the bringing of any action or suit by a Party hereto against another Party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other Party arising out of this Assignment, then in that event the prevailing Party shall be entitled to have and recover of and from the other Party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

5.       Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable with, the laws of the State of Texas.

6.       Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

SELLER:

ILS LENDING LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: SWM CORPORATE MANAGEMENT LLC, ITS MANAGER

DONALD J. SUTTON, MANAGER

Assignment and Assumption of Loan Documents	Page 2

PEARL FUNDING LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: SWM CORPORATE MANAGEMENT LLC, ITS MANAGER

DONALD J. SUTTON, MANAGER

ILS GROWTH FUND I LP, A TEXAS LIMITED PARTNERSHIP

BY: ILS GP LLC, GENERAL PARTNER

BY: SWM CORPORATE MANAGEMENT LLC, MANAGER OF ILS GP LLC

DONALD J. SUTTON, MANAGER

ILS INCOME FUND I LP, A TEXAS LIMITED PARTNERSHIP

BY: ILS GP LLC, GENERAL PARTNER

BY: SWM CORPORATE MANAGEMENT LLC, MANAGER OF ILS GP LLC

DONALD J. SUTTON, MANAGER

ILS RE CAPITAL LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, ITS MANAGER

DONALD J. SUTTON, PRESIDENT

ILS RE CAPITAL II LLC, A TEXAS LIMITED LIABILITY COMPANY

BY: ILS RE CAPITAL MGMT CORP, A TEXAS CORPORATION, ITS MANAGER

DONALD J. SUTTON, PRESIDENT

BUYER:

Assignment and Assumption of Loan Documents	Page 3

EXAMPLE OR FORM OF ASSIGNMENT OF SECURITY INSTRUMENT

PARCEL ID:	INSTRUMENT PREPARED BY:
AFTER RECORDING RETURN TO:	LOAN SOURCE LLC
LOAN SOURCE LLC	PO BOX 1611
PO BOX 1611	EL CAMPO TEXAS 77437
EL CAMPO TEXAS 77437

[SPACE ABOVE THIS LINE FOR RECORDING]

LOAN NUMBER:

TRANSFER AND ASSIGNMENT OF LIEN

STATE OF	§
COUNTY OF	§

INDEXING:
EFFECTIVE DATE:
APN:
GRANTOR/ASSIGNOR:
ADDRESS:
GRANTEE/ASSIGNEE:
ADDRESS:
REFERENCE TO:
PROPERTY ADDRESS:
LEGAL DESCRIPTION:

FOR VALUE RECEIVED, the undersigned hereby grants, assigns and transfers to:

all beneficial interest under that Certain Mortgage, Deed of Trust, and/or Security Instrument dated:

AND RECORDED ON

executed by

to

in the amount of $

TOGETHER will the Note therein described or referred to, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Security Instrument.

ASSIGNOR: